EXHIBIT 10.56

CALLAWAY GOLF COMPANY

2001 NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN

AMENDED AND RESTATED EFFECTIVE AS OF JUNE 6, 2006

ARTICLE I

GENERAL

1. Adoption. This Callaway Golf Company Non-Employee Directors Stock Incentive Plan (the “Plan”), which was previously called the Callaway Golf Company Non-Employee Directors Stock Option Plan, was adopted by Callaway Golf Company (the “Company”) and approved by its shareholders, effective January 1, 2001. The Company hereby amends and restates the Plan in its entirety, effective June 6, 2006 subject to approval by the Company’s shareholders.

2. Purpose. The Plan is designed to promote the interests of the Company and its shareholders by using investment interests in the Company to attract and retain highly qualified independent directors.

3. Administration. The Plan shall be administered by the Company’s Board of Directors (the “Board”) or a committee designated by the Board, which shall, subject to limitations contained in the Plan, have the authority to determine whether grants will be comprised of options or other awards or a combination, the number of shares covered by such options or other awards, and the exercise price of options. The Board shall have sole authority to construe the Plan, to determine all questions arising under the Plan, to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable, and otherwise to carry out the terms of the Plan. The interpretation and construction by the Board of any provisions of the Plan or of any option or other award granted under the Plan shall be final.

4. Eligible Directors. Each person who is a duly elected or appointed member of the Board, but is not then otherwise an employee of the Company or any of its subsidiaries or affiliates and has not been an employee of the Company or any of its subsidiaries or affiliates since the beginning of the Company’s preceding fiscal year shall be eligible to receive grants of options or other awards under this Plan (an “Eligible Director”).

5. Annual and One-Time Grants. Each Eligible Director shall receive a one-time grant of options and/or other awards upon first being appointed to serve on the Board. The grant date for one-time grants shall be the date upon which such appointment is effective. In addition, each Eligible Director shall receive an annual grant of options and/or other awards for each fiscal year in which they are elected to serve on the Board, provided that any director who is first appointed to the Board within three months prior to the Company’s annual meeting of shareholders shall not be eligible to receive an annual grant upon election at such annual meeting but would be eligible upon election at the following annual meeting of shareholders. The grant date for annual grants shall be the date on which the annual meeting of the Company’s shareholders takes place.

6. Common Stock Subject to the Plan; Grant Limit. The shares that may be made subject to awards hereunder shall be authorized and unissued shares of the Company’s common stock, $0.01 par value per share (“Common Stock”). The aggregate number of shares that may be issued upon exercise of options and the grant or vesting of other awards under the Plan shall not exceed 500,000 shares of Common Stock, subject to adjustment in accordance with Article IV. (For avoidance of doubt, the aggregate number of shares available under the Plan is not reset as a result of this Amendment and Restatement, and the Plan continues to draw from the 500,000 shares originally authorized as of January 1, 2001.) The maximum number of shares that may be made subject to any one-time grant to an individual Eligible Director is 20,000 shares. The maximum number of shares (not including a one-time grant) that may be made subject to any annual grant to an individual Eligible Director is 10,000 shares.

7. Share Usage. Shares of Common Stock covered by an option or other award shall not be counted as used unless and until they are actually issued and delivered to an Eligible Director. If an option or other award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to an Eligible Director and are thereafter reacquired by the Company, the shares subject to such options or other awards and the reacquired shares shall again be available for issuance under the Plan. The following items shall not be counted against the total number of shares available for issuance under the Plan: (i) the payment in cash of dividends or dividend equivalents and (ii) any dividends or dividend equivalents that are reinvested into additional shares or credited as additional Restricted Stock or Restricted Stock Units (each as defined below). Shares that are withheld in payment of the exercise price of an option shall be counted against the number of shares available for issuance under the Plan.

8. Amendment of the Plan. The Board may from time to time suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that no such amendment shall alter or impair or diminish any rights or obligations under any option or other award theretofore granted under the Plan without the consent of the person to whom such option or other award was granted. In addition, without further shareholder approval, the Plan may not be amended so as to (i) increase the number of shares subject to the Plan (as adjusted under Article IV); (ii) increase the individual share limits set forth in Article I, Section 5; (iii) change the class of persons eligible to receive options or other awards under the Plan; (iv) (except pursuant to an adjustment under Article IV), reduce the exercise price of options or cancel outstanding options and in exchange substitute new options with lower exercise prices and ; (v) provide for the grant of options having an exercise price per option share less than the fair market value on the grant date; or (vi) extend the final date upon which options or other awards may be granted under the Plan.

9. Term of Plan. Options and other awards may be granted under the Plan until December 31, 2011, whereupon the Plan will terminate. Notwithstanding the foregoing, each option or other award granted under the Plan shall remain in effect until such option or other award has been exercised or terminated, as applicable, in accordance with its terms and the terms of the Plan.

10. Award Agreements; Vesting and Restrictions. Provisions relating to the vesting and/or other terms and restrictions of options or other awards shall be set forth in award agreements, provided that no option or other award shall vest sooner than one year from the grant date. All options and other awards shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such options or other awards upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or award or the issuance or purchase of shares in connection therewith, such option or award may not be exercised or transferred in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

11. Nonassignability. No option or Restricted Stock Unit (as defined below) granted under the Plan shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined by the Internal Revenue Code of 1986, as amended). During the lifetime of the optionee, the option shall be exercisable only by the optionee, and no other person shall acquire any rights therein. Restricted Stock (as defined below) shall be subject to the restrictions on transferability described in Article III.

12. Definition of “Fair Market Value.” For purposes of the Plan, the term “fair market value,” when used in reference to the value of a share of the Company’s Common Stock, means the closing price for the Common Stock on the New York Stock Exchange during regular session trading for a single trading day as reported for such day in The Wall Street Journal or other reliable source. The applicable trading day for determining Fair Market Value in connection with the grant of awards shall be the date of grant. If no reported price for the Common Stock exists for the applicable trading day, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

13. Rights as a Shareholder. An optionee or a transferee of an option shall have no rights as a shareholder with respect to any shares issuable or issued upon exercise of the option until the date of the receipt by the Company of all amounts payable in connection with exercise of the option, including the exercise price. A grantee of Restricted Stock shall have only those shareholder rights as the Company, in its sole discretion, expressly grants pursuant to its authority under Section 3 of Article III to determine all terms and conditions of Restricted Stock. A grantee of Restricted Stock Units shall have no rights as a shareholder unless and until the time that the restrictions are removed and the grantee receives in exchange therefor unrestricted shares of the Company’s Common Stock (if any).

14. Purchase for Investment. Unless the shares of Common Stock to be issued upon exercise of an option or upon the granting or vesting of another award under the Plan have been effectively registered under the Securities Act of 1933 as now in force or hereafter amended, the Company shall be under no obligation to issue any such shares unless the grantee shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel to the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares of Common Stock issued to him or her for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares of Common Stock, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares of Common Stock are issued without such registration, a legend to this effect may be endorsed upon the securities so issued.

15. No Fractional Shares. Only whole shares of Common Stock will be issued pursuant to the grant, vesting, or exercise of awards, or pursuant to dividend accrual on awards. In the event of any adjustment in the number of shares covered by any option or other award pursuant to Article IV, each such option or other award shall cover only the number of full shares resulting from such adjustment.

16. No Individual Rights. No provision of the Plan or any option or other award granted under the Plan shall confer or be deemed to confer on any Eligible Director any right to serve or continue to serve on the Company’s Board.

17. Governing Law. The Plan and any award agreement hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law.

ARTICLE II

STOCK OPTIONS

1. Grants of Options. The Board, in its sole discretion, shall determine whether and how many options shall be granted to an Eligible Director, subject to the limits set forth in Article I, Section 5. Options so granted shall have the exercise price, vesting schedule and term, and shall be subject to such other terms and conditions, as are set forth in an individual option agreement described in Section 4 below.

2. Exercise Price. Notwithstanding any other provision of Article II, the exercise price per share of options shall not be less than the fair market value of a share of Common Stock on the grant date.

3. Payment of Exercise Price. The option exercise price shall be payable upon the exercise of an option in legal tender of the United States or such other consideration as the Board may deem acceptable, including, without limitation, Common Stock (delivered by or on behalf of the person exercising the option or retained by the Company from the Common Stock otherwise issuable upon exercise), provided, however, that the Board may, in the exercise of its discretion, allow exercise of an option in a broker-assisted or similar transaction in which the exercise price is not received by the Company until immediately after exercise. Upon proper exercise, the Company shall deliver to the person entitled to exercise the option or his or her designee a certificate or certificates for the shares of Common Stock to which the option pertains. For avoidance of doubt, shares of Common Stock tendered to the Company or deducted or withheld from the number of shares that otherwise would be received upon the exercise of an option as payment of the exercise price shall not be added back to the aggregate number of shares subject to the Plan.

4. Option Agreements. Each option granted under the Plan shall be evidenced by an option agreement duly executed on behalf of the Company and by the Eligible Director to whom such option is granted and stating the number of shares of Common Stock issuable upon exercise of the option, the exercise price, the time during which the option is exercisable, and the times at which the option vests and becomes exercisable. Such option agreements may but need not be identical and shall comply with and be subject to the terms and conditions of the Plan, a copy of which shall be provided to each option recipient and incorporated by reference into each option agreement. Each option agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board.

5. Term of Options and Effect of Termination. Notwithstanding any other provision of the Plan, no options shall be exercisable after the expiration of ten years from the date of their grant. In the event that any outstanding option under the Plan expires by reason of lapse of time or is otherwise terminated without exercise for any reason, then the shares of Common Stock subject to any such option which have not been issued pursuant to the exercise of the option shall again become available in the pool of shares of Common Stock for which options may be granted under the Plan. In the event that the holder of any option granted under this Plan shall cease to be a director of the Company for any reason, all options granted under this Plan to such holder shall be exercisable, to the extent already exercisable at the date such holder ceases to be a director, for a period of one year after that date (or, if sooner, until the expiration of the option according to its terms), and shall then terminate. In the event of the death of an optionee while such optionee is a director of the Company or within the period after termination of such status during which he or she is permitted to exercise an option, such option may be exercised by any person or persons designated by the optionee on a Beneficiary Designation Form adopted by the Board for such purpose or, if there is no effective Beneficiary Designation Form on file with the Company, by the executors or administrators of the optionee’s estate or by any person or persons who shall have acquired the option directly from the optionee by his or her will or the applicable laws of descent and distribution.

ARTICLE III

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

1. Grant of Restricted Stock and Stock Units. The Board may grant Restricted Stock and Restricted Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on continuous service on the Board or any other measure) as the Board shall determine in its sole discretion, and which terms, conditions and restrictions shall be set forth in the agreement evidencing the award. For purposes of this Plan, “Restricted Stock” means an award of shares of Common Stock, the rights of ownership of which may be subject to restrictions prescribed by the Board, and “Restricted Stock Units” means an award similar to restricted stock but that is denominated in units of Common Stock.

2. Issuance of Shares. Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Restricted Stock Units, or upon a grantee’s release from any terms, conditions and restrictions of Restricted Stock or Restricted Stock Units, as determined by the Board, (i) the shares of Restricted Stock shall become freely transferable by the Participant and (ii) Restricted Stock Units shall be paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock as the Board shall determine in its sole discretion. Any fractional shares subject to such awards shall be paid in cash.

3. Dividends and Distributions. Grantees holding shares of Restricted Stock or Restricted Stock Units may, if the Board so determines, be credited with dividends paid with respect to the underlying shares or dividend equivalents while they are so held in a manner determined by the Board in its sole discretion. The Board may apply any restriction to the dividends or dividend equivalents that the Board deems appropriate. The Board, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Restricted Stock Units.

ARTICLE IV

RECAPITALIZATIONS AND REORGANIZATIONS

1. Anti-dilution Adjustments. The aggregate number of shares of Common Stock available for issuance upon exercise of options or the grant or vesting of other awards under the Plan, the number of shares for which each option (issued and unissued) can be exercised, the exercise price per share of options (issued and unissued), and the number of shares of Restricted Stock or Restricted Stock Units constituting an award shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of consideration by the Company.

2. Corporate Transactions. If the Company shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the same number of shares of Common Stock that are subject to that option would have been entitled. The Company shall have the discretion, exercisable at any time before a merger or consolidation, to take such action in respect of awards other than options as it determines to be necessary or advisable. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on awards so as to provide for earlier or later lifting of restrictions thereon.

3. Change in Control. A dissolution or liquidation or change in control of the Company, or a merger or consolidation in which the Company is not the surviving corporation, shall cause each outstanding option to terminate, unless the agreement of merger or consolidation shall otherwise provide; provided that, in the event such dissolution, liquidation, change in control, merger or consolidation will cause outstanding options to terminate, each optionee shall have the right immediately prior to such dissolution, liquidation, merger or consolidation or upon such change in control to exercise his or her option or options in whole or in part without regard to any vesting requirements. In the event of a change in control, except as otherwise provided in the agreement evidencing the award, the vesting of shares subject to Restricted Stock or of Restricted Stock Units shall accelerate, and the forfeiture provisions to which such shares or units are subject shall lapse, if and to the same extent that the vesting of outstanding options accelerates in connection with the change in control. If unvested options are to be assumed or substituted by a successor company without acceleration upon the occurrence of a change in control, the terms and conditions of Restricted Stock or Restricted Stock Units shall continue with respect to shares of the successor company that may be issued in exchange or upon settlement of such awards, and the number of shares subject to such assumed or substituted awards shall be adjusted in the same manner as provided for options.

For purposes hereof, a “change in control” means the following and shall be deemed to occur if any of the following events occurs:

(a) Any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) but excluding the Company and its subsidiaries and any employee benefit or stock ownership plan of the Company or its subsidiaries and also excluding an underwriter or underwriting syndicate that has acquired the Company’s securities solely in connection with a public offering thereof (such person, entity or group being referred to herein as a “Person”) becomes the beneficial owner

(within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(b) Individuals who, as of the effective date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any individual who becomes a director after the effective date hereof whose election, or nomination for election by the Company’s shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any Person having the power to exercise, through beneficial ownership, voting agreement and/or proxy, 20% or more of either the outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual’s election or nomination for election by the Company’s shareholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or

(c) Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company’s assets or a reorganization or merger or consolidation of the Company with any other person, entity or corporation, other than

(i) a reorganization or merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a reorganization or merger or consolidation that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 5% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such reorganization or merger or consolidation (or series of related transactions involving such a reorganization or merger or consolidation), or

(ii) a reorganization or merger or consolidation effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or

(d) Approval by the shareholders of the Company or an order by a court of competent jurisdiction of a plan of liquidation of the Company.

4. Determination by the Board. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. The grant of an option or other award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all of any part of its business or assets.